POWER OF ATTORNEY

                         FOR EXECUTING FORMS 3, 4 AND 5


         Know all persons by these presents, that the undersigned hereby constitutes and appoints LAURENT C. LUTZ, CHRISTINE CHANG and ROBERT K. HAHM, or each of them acting singly, as the undersigned's true and lawful attorney-in-fact:

         (i) to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of BearingPoint, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

         (ii) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 and 5 and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

         (iii) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever desirable, requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or the rules thereunder. The filing of this Power of Attorney automatically revokes all earlier Power(s) of Attorney on file with the United States Securities and Exchange Commission that may have been granted with respect to the filing of any forms or reports to be made in connection with the undersigned's ownership, acquisition or disposition of securities of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of May, 2008.

                                        /s/ Eileen Kamerick
                                        ----------------------------------------
                                        Name: Eileen Kamerick